Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Boston Scientific Corporation and American Medical Systems Europe B.V. for the registration of senior debt securities, subordinated debt securities and guarantees and to the incorporation by reference therein of our report dated February 18, 2025, with respect to the consolidated financial statements and schedule of Boston Scientific Corporation and subsidiaries as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 and our report dated February 18, 2025 with respect to the effectiveness of internal control over financial reporting of Boston Scientific Corporation and subsidiaries as of December 31, 2024, both included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 18, 2025